________________________________________________________________________
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
March 7, 2019
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The Walt Disney Company
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-11605 (Commission File Number)	95-4545390 (IRS Employer Identification No.)

500 South Buena Vista Street
Burbank, California 91521
(Address of principal executive offices)(Zip Code)
Registrant’s telephone number, including area code: (818) 560-1000
Not applicable
(Former name or address, if changed since last report)

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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Item 5.07 Submission of Matters to a Vote of Security Holders

(a-b) The final results of voting on each of the matters submitted to a vote of security holders during the Registrant’s annual meeting of shareholders on March 7, 2019 are as follows.

1.	Election of Directors:	For	Against	Abstentions	Broker Non-Votes
	Susan E. Arnold	1,016,313,167	18,633,480	3,126,203	265,549,310
	Mary T. Barra	1,006,640,393	28,366,727	3,065,730	265,549,310
	Safra A. Catz	1,028,217,392	7,222,047	2,633,411	265,549,310
	Francis A. deSouza	1,028,337,615	7,049,964	2,685,271	265,549,310
	Michael Froman	1,031,435,603	3,860,635	2,776,612	265,549,310
	Robert A. Iger	991,819,385	40,139,038	6,114,427	265,549,310
	Maria Elena Lagomasino	974,158,105	61,365,802	2,548,943	265,549,310
	Mark G. Parker	1,031,270,156	4,083,759	2,718,935	265,549,310
	Derica W. Rice	1,031,490,074	3,900,886	2,681,890	265,549,310

		For	Against	Abstentions	Broker Non-Votes
2.	Ratification of PricewaterhouseCoopers LLP as registered public accountants	1,261,784,032	38,433,719	3,404,409	—

		For	Against	Abstentions	Broker Non-Votes
3.	Approval of the advisory vote on executive compensation	587,626,800	413,891,585	36,554,465	265,549,310

		For	Against	Abstentions	Broker Non-Votes
4.	Shareholder proposal requesting an annual report disclosing information regarding the Company’s lobbying policies and activities	404,451,360	625,294,989	8,326,501	265,549,310

		For	Against	Abstentions	Broker Non-Votes
5.	Shareholder proposal requesting a report on use of additional cyber security and data privacy metrics in determining compensation of senior executives	275,073,381	752,564,941	10,434,528	265,549,310

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Walt Disney Company

By:	/s/ Jolene E. Negre
Jolene E. Negre
Associate General Counsel and Assistant Secretary
Dated: March 8, 2019